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                                                                       Exhibit 5



                                     November 27, 1996

Forrester Research, Inc.
1033 Massachusetts Avenue
Cambridge, Massachusetts 02138

         Re: Forrester Research.
             ------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S- 8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 200,000 shares of Common Stock, $.01 par value (the "Shares"), of Forrester Research, Inc., a Delaware corporation (the "Company").

         We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Company's 1996 Employee Stock Purchase Plan (the "Plan"). For purposes of this opinion we have examined the Plan and such other documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

         Based on the foregoing, we are of the opinion that the shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.


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Forrester Research, Inc.             -2-                       November 27, 1996


         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                      Very truly yours,


                                      /s/ Ropes & Gray

                                      Ropes & Gray